Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

News Media Contact:	Investor Relations Contact:
David E. Pendery	Andy Schulz
+1 303 397 2468	+1 303 397 2969
david.pendery@ihs.com	andy.schulz@ihs.com

IHS Inc. Reports Fourth Quarter and Full Year 2012 Results

•	Quarterly revenue of $414 million, up 12%

•	Quarterly organic revenue growth rate of 4% overall, including 7% for subscription-based business

•	Adjusted EBITDA of $140 million, or 33.8% of revenue for the quarter

•	EPS of $0.69 and adjusted EPS of $1.21 for the quarter

ENGLEWOOD, Colo. (January 8, 2013) - IHS Inc. (NYSE: IHS), the leading global source of information and analytics, today reported results for the fourth quarter and full year ended November 30, 2012. Revenue for the fourth quarter of 2012 totaled $414 million, a 12 percent increase over fourth quarter 2011 revenue of $371 million. Net income for the fourth quarter of 2012 was $46 million, or $0.69 per diluted share, compared to fourth quarter 2011 net income of $23 million, or $0.34 per diluted share. Revenue for fiscal year 2012 totaled $1.530 billion, up 15 percent over the prior year total of $1.326 billion. Fiscal year 2012 net income was $158 million, or $2.37 per diluted share, compared to fiscal year 2011 net income of $135 million, or $2.06 per diluted share.

Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) totaled $140 million for the fourth quarter of 2012, up 17 percent from $119 million in the fourth quarter of 2011. Adjusted earnings per diluted share were $1.21 for the fourth quarter of 2012, an increase of 22 percent over the prior-year period. Adjusted EBITDA for fiscal year 2012 totaled $485 million, up 21 percent from $401 million in 2011. Adjusted earnings per diluted share were $3.94 for fiscal 2012, an increase of 15 percent over the prior-year period. Adjusted EBITDA and adjusted earnings per share (EPS) are non-GAAP (Generally Accepted Accounting Principles) financial measures used by management to measure operating performance. Please see the end of this release for more information about these non-GAAP measures.

“The fourth quarter proved to be exactly what we thought it would be - solid performance in the face of strong macro-economic headwinds, and we were pleased to deliver the fourth quarter and full year goals we outlined in September,” said Jerre Stead, IHS chairman and chief executive officer. “As we complete key investments in 2013, we will be better positioned than ever to achieve our long-term profitable growth goals."

Fourth Quarter 2012 Details
Revenue for the fourth quarter of 2012 totaled $414 million, a 12 percent increase over fourth quarter 2011 revenue of $371 million. Organic growth in the fourth quarter of 2012 was four percent. Acquisitions added eight percent, and foreign currency movements had a negligible impact. The subscription-based business grew seven percent organically.

	Three Months Ended November 30,		Absolute	Organic	Year Ended November 30,		Absolute	Organic
	2012	2011	% change	% change	2012	2011	% change	% change
Subscription revenue	$302,187	$272,893	11%	7%	$1,157,347	$1,020,800	13%	8%
Non-subscription revenue	112,171	97,763	15%	(4)%	372,522	304,838	22%	(4)%
Total revenue	$414,358	$370,656	12%	4%	$1,529,869	$1,325,638	15%	5%

IHS continued to grow its business overall in all three of its operating regions. The Americas segment increased its revenue during the fourth quarter by $24 million, or 11 percent, to $243 million. The EMEA segment grew its fourth quarter revenue by $13 million, or 12 percent, to $122 million. The APAC segment's revenue was up $7 million, or 15 percent, to $50 million.

Adjusted EBITDA for the fourth quarter of 2012 was $140 million, up $21 million, or 17 percent, over the prior-year period. Operating income increased $29 million, or 112 percent, to $55 million. Americas' operating income increased $10 million, or 15 percent, to $73 million. EMEA's operating income was down $2 million, or six percent, to $26 million. APAC's operating income grew $1 million, or seven percent, to $17 million.

Full Year 2012
Revenue for the year ended November 30, 2012, increased $204 million, or 15 percent, to $1.530 billion. Organic revenue growth was five percent overall and eight percent for the subscription-based portion of the business. Acquisitions added 11 percent, and foreign currency movements decreased revenue by one percent during fiscal year 2012. The Americas segment grew its revenue during the year ended November 30, 2012, by $114 million, or 14 percent, to $912 million. The EMEA segment increased its fiscal year 2012 revenue by $59 million, or 15 percent, to $443 million. The APAC segment increased its revenue by $31 million, or 22 percent, to $174 million, during fiscal 2012.

Adjusted EBITDA for fiscal 2012 increased $84 million, or 21 percent, to $485 million. Operating income increased $35 million, or 20 percent, year-over-year to $207 million. Americas’ operating income was $263 million, up $38 million, or 17 percent, over the prior-year period. EMEA grew its fiscal year 2012 operating income to $95 million, up $13 million, or 16 percent, over the prior year. APAC’s operating income was $46 million, an increase of $2 million, or four percent, over last year.

Cash Flows
Excluding a $57 million pension funding contribution, IHS generated $371 million of cash flow from operations during the year ended November 30, 2012, representing a nine percent increase over last year's $342 million.

Balance Sheet
IHS ended fourth quarter 2012 with $345 million of cash and cash equivalents and $1.061 billion of debt.

Outlook (forward-looking statement)
For the year ending November 30, 2013, IHS reaffirms and expects:

•	All-in revenue in a range of $1.640 billion to $1.710 billion, including an overall organic growth rate expected to be between 5-7 percent at the midpoint;

•	All-in adjusted EBITDA in a range of $540 million to $582 million; and

•	Adjusted EPS between $4.23 and $4.43 per diluted share.

Additionally, for the year ending November 30, 2013, IHS expects:

•	Depreciation and amortization expense to be approximately $140-145 million;

•	Net interest expense to be approximately $21 million;

•	Stock-based compensation expense to be approximately $138-142 million;

•	An adjusted tax rate of approximately 26-28 percent; and

•	Fully diluted shares to be approximately 67 million.

The above outlook assumes no further currency movements, acquisitions, divestitures, pension mark-to-market adjustments or unanticipated events. See discussion of non-GAAP financial measures at the end of this release.

As previously announced, IHS will hold a conference call to discuss fourth quarter and full year 2012 results on January 8, 2013, at 8:00 a.m. EST. The conference call will be simultaneously webcast on the company's website: www.ihs.com.

Use of Non-GAAP Financial Measures
Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader's understanding of our financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures, such as adjusted EBITDA and adjusted earnings per diluted share, are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus income taxes, depreciation and amortization. Adjusted EBITDA further excludes (i) non-cash items (e.g., stock-based compensation expense and non-cash pension and post-retirement expense) and (ii) items that management does not consider to be useful in assessing our operating performance (e.g., acquisition-related costs, restructuring charges, income or loss from discontinued operations, and gain or loss on sale of assets). Adjusted earnings per diluted share exclude similar items as adjusted EBITDA. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the adjusted EBITDA and adjusted earnings per diluted share metrics. Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA, adjusted EBITDA, and adjusted earnings per diluted share are also used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. For example, a measure similar to adjusted EBITDA is required by the lenders under our term loan and revolving credit agreement.

Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly-titled measures of other companies. However, these measures can still be useful in evaluating our performance against our peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company's capital structure on its performance.

All of the items included in the reconciliation from net income to adjusted EBITDA are either (i) non-cash items (e.g., depreciation and amortization, stock-based compensation, non-cash pension and post-retirement expense) or (ii) items that we do not consider to be useful in assessing our operating performance (e.g., income taxes, acquisition-related costs, restructuring charges, income or loss from discontinued operations, and gain or loss on sale of assets). In the case of the non-cash items, management believes that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by eliminating depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

IHS Forward-Looking Statements:
This release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such statements may include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, products and services, and statements regarding future performance. Forward-looking statements are generally identified by the words "expect," "anticipate," "believe," "intend," "estimate," "plan" and similar expressions. Although IHS and its management believe that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties-many of which are difficult to predict and generally beyond the control of IHS-that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include those discussed or identified by IHS from time to time in its public filings. Other than as required by applicable law, IHS does not undertake any obligation to update or revise any forward-looking information or statements. Please consult our public filings at www.sec.gov or www.ihs.com.

About IHS Inc. (www.ihs.com)
IHS (NYSE: IHS) is the leading source of information, insight and analytics in critical areas that shape today’s business landscape. Businesses and governments in more than 165 countries around the globe rely on the comprehensive content, expert independent analysis and flexible delivery methods of IHS to make high-impact decisions and develop strategies with speed and confidence. IHS has been in business since 1959 and became a publicly traded company on the New York Stock Exchange in 2005. Headquartered in Englewood, Colorado, USA, IHS is committed to sustainable, profitable growth and employs more than 6,000 people in 31 countries around the world.

IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners.
© 2013 IHS Inc. All rights reserved.

###

IHS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per-share amounts)
(Unaudited)

	As of	As of
	November 30, 2012	November 30, 2011
Assets
Current assets:
Cash and cash equivalents	$345,008	$234,685
Accounts receivable, net	372,117	326,009
Income tax receivable	20,464	25,194
Deferred subscription costs	47,065	43,136
Deferred income taxes	55,084	45,253
Other	24,145	23,801
Total current assets	863,883	698,078
Non-current assets:
Property and equipment, net	163,013	128,418
Intangible assets, net	554,552	514,949
Goodwill, net	1,959,223	1,722,312
Other	8,540	9,280
Total non-current assets	2,685,328	2,374,959
Total assets	$3,549,211	$3,073,037
Liabilities and stockholders’ equity
Current liabilities:
Short-term debt	$170,102	$144,563
Accounts payable	52,079	32,428
Accrued compensation	50,497	57,516
Accrued royalties	33,637	26,178
Other accrued expenses	55,304	69,000
Deferred revenue	515,318	487,172
Total current liabilities	876,937	816,857
Long-term debt	890,922	658,911
Accrued pension liability	19,602	59,460
Accrued postretirement benefits	10,425	9,200
Deferred income taxes	139,235	123,895
Other liabilities	27,732	19,985
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.01 par value per share, 160,000,000 shares authorized, 67,621,367 and 67,527,344 shares issued, and 65,577,530 and 65,121,884 shares outstanding at November 30, 2012 and November 30, 2011, respectively	676	675
Additional paid-in capital	681,409	636,440
Treasury stock, at cost: 2,043,837 and 2,405,460 shares at November 30, 2012 and 2011, respectively	(139,821)	(133,803)
Retained earnings	1,088,787	930,619
Accumulated other comprehensive loss	(46,693)	(49,202)
Total stockholders’ equity	1,584,358	1,384,729
Total liabilities and stockholders’ equity	$3,549,211	$3,073,037

IHS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per-share amounts)
(Unaudited)

	Three Months Ended November 30,		Year Ended November 30,
	2012	2011	2012	2011
Revenue:
Products	$357,925	$319,085	$1,322,369	$1,151,091
Services	56,433	51,571	207,500	174,547
Total revenue	414,358	370,656	1,529,869	1,325,638
Operating expenses:
Cost of revenue:
Products	134,283	120,701	527,214	464,138
Services	24,624	25,906	97,300	94,354
Total cost of revenue (includes stock-based compensation expense of $1,739; $1,042; $6,206 and $3,680 for the three months and years ended November 30, 2012 and 2011, respectively)	158,907	146,607	624,514	558,492
Selling, general and administrative (includes stock-based compensation expense of $28,872; $21,339; $115,337 and $82,514 for the three months and years ended November 30, 2012 and 2011, respectively)	143,503	128,689	534,043	453,481
Depreciation and amortization	31,560	25,628	118,243	88,039
Restructuring charges	4,749	540	16,829	1,242
Acquisition-related costs	675	1,911	4,147	8,000
Net periodic pension and postretirement expense	18,919	42,612	24,917	44,995
Other expense (income), net	569	(1,495)	(111)	(1,079)
Total operating expenses	358,882	344,492	1,322,582	1,153,170
Operating income	55,476	26,164	207,287	172,468
Interest income	325	208	999	862
Interest expense	(5,736)	(4,572)	(20,573)	(11,346)
Non-operating expense, net	(5,411)	(4,364)	(19,574)	(10,484)
Income from continuing operations before income taxes	50,065	21,800	187,713	161,984
Income tax benefit (provision)	(3,656)	1,256	(29,564)	(26,695)
Income from continuing operations	46,409	23,056	158,149	135,289
Income (loss) from discontinued operations, net	11	(328)	19	126
Net income	$46,420	$22,728	$158,168	$135,415

Basic earnings per share:
Income from continuing operations	$0.70	$0.35	$2.40	$2.08
Income (loss) from discontinued operations, net	$—	$(0.01)	$—	$—
Net income	$0.70	$0.35	$2.40	$2.09
Weighted average shares used in computing basic earnings per share	65,974	65,163	65,840	64,938

Diluted earnings per share:
Income from continuing operations	$0.69	$0.35	$2.37	$2.06
Income (loss) from discontinued operations, net	$—	$—	$—	$—
Net income	$0.69	$0.34	$2.37	$2.06
Weighted average shares used in computing diluted earnings per share	67,136	66,199	66,735	65,716

IHS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended November 30,
	2012	2011
Operating activities:
Net income	$158,168	$135,415
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	118,243	88,039
Stock-based compensation expense	121,543	86,194
Excess tax benefit from stock-based compensation	(13,199)	(9,943)
Net periodic pension and postretirement expense	24,917	44,648
Pension and postretirement contributions	(68,339)	—
Deferred income taxes	(16,451)	(1,683)
Change in assets and liabilities:
Accounts receivable, net	(35,410)	(35,137)
Other current assets	(2,246)	(1,508)
Accounts payable	22,383	(4,302)
Accrued expenses	(17,567)	5,267
Income tax payable	21,220	(9,082)
Deferred revenue	692	43,757
Other liabilities	419	385
Net cash provided by operating activities	314,373	342,050
Investing activities:
Capital expenditures on property and equipment	(64,732)	(54,340)
Acquisitions of businesses, net of cash acquired	(306,268)	(730,058)
Intangible assets acquired	(3,700)	(2,985)
Change in other assets	1,708	(5,687)
Settlements of forward contracts	(2,268)	(168)
Net cash used in investing activities	(375,260)	(793,238)
Financing activities:
Proceeds from borrowings	750,001	954,031
Repayment of borrowings	(493,080)	(444,775)
Payment of debt issuance costs	(824)	(6,326)
Excess tax benefit from stock-based compensation	13,199	9,992
Proceeds from the exercise of employee stock options	2,938	2,144
Repurchases of common stock	(92,823)	(32,249)
Net cash provided by financing activities	179,411	482,817
Foreign exchange impact on cash balance	(8,201)	2,321
Net increase in cash and cash equivalents	110,323	33,950
Cash and cash equivalents at the beginning of the period	234,685	200,735
Cash and cash equivalents at the end of the period	$345,008	$234,685

IHS INC.
SUPPLEMENTAL REVENUE DISCLOSURE
(In thousands)
(Unaudited)

	Three Months Ended November 30,		Absolute	Organic	Year Ended November 30,		Absolute	Organic
	2012	2011	% change	% change	2012	2011	% change	% change
Revenue by segment:
Americas revenue	$242,733	$218,484	11%	2%	$912,490	$798,673	14%	3%
EMEA revenue	121,947	108,995	12%	6%	443,385	384,441	15%	7%
APAC revenue	49,678	43,177	15%	9%	173,994	142,524	22%	9%
Total revenue	$414,358	$370,656	12%	4%	$1,529,869	$1,325,638	15%	5%

Revenue by transaction type:
Subscription revenue	$302,187	$272,893	11%	7%	$1,157,347	$1,020,800	13%	8%
Non-subscription revenue	112,171	97,763	15%	(4)%	372,522	304,838	22%	(4)%
Total revenue	$414,358	$370,656	12%	4%	$1,529,869	$1,325,638	15%	5%

Revenue by information domain:
Energy revenue	$191,103	$168,079			$712,061	$571,782
Product Lifecycle (PLC) revenue	137,274	115,409			501,569	436,533
Security revenue	33,328	30,819			120,852	119,389
Environment revenue	31,873	30,156			103,751	98,934
Macroeconomic Forecasting and Intersection revenue	20,780	26,193			91,636	99,000
Total revenue	$414,358	$370,656			$1,529,869	$1,325,638

IHS INC.
RECONCILIATION OF CONSOLIDATED NON-GAAP FINANCIAL MEASUREMENTS TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(In thousands, except for per-share amounts)
(Unaudited)

	Three Months Ended November 30,		Year Ended November 30,
	2012	2011	2012	2011
Net income	$46,420	$22,728	$158,168	$135,415
Interest income	(325)	(208)	(999)	(862)
Interest expense	5,736	4,572	20,573	11,346
Income tax (benefit) provision	3,656	(1,256)	29,564	26,695
Depreciation and amortization	31,560	25,628	118,243	88,039
EBITDA	$87,047	$51,464	$325,549	$260,633
Stock-based compensation expense	30,611	22,381	121,543	86,194
Restructuring charges	4,749	540	16,829	1,242
Acquisition-related costs	675	1,911	4,147	8,000
Non-cash net periodic pension and postretirement expense	16,922	42,538	16,922	44,648
(Income) loss from discontinued operations, net	(11)	328	(19)	(126)
Adjusted EBITDA	$139,993	$119,162	$484,971	$400,591

	Three Months Ended November 30,		Year Ended November 30,
	2012	2011	2012	2011
Earnings per diluted share	$0.69	$0.34	$2.37	$2.06
Stock-based compensation expense	0.29	0.22	1.18	0.85
Restructuring charges	0.05	0.01	0.17	0.01
Acquisition-related costs	0.01	0.02	0.05	0.10
Non-cash net periodic pension and postretirement expense	0.17	0.40	0.17	0.42
(Income) loss from discontinued operations, net	—	—	—	—
Adjusted earnings per diluted share	$1.21	$0.99	$3.94	$3.44
Note: Amounts may not sum due to rounding

	Three Months Ended November 30,		Year Ended November 30,
	2012	2011	2012	2011
Net cash provided by operating activities	$68,117	$88,808	$314,373	$342,050
Capital expenditures on property and equipment	(15,033)	(8,967)	(64,732)	(54,340)
Free cash flow	$53,084	$79,841	$249,641	$287,710
Pension deficit funding	—	—	57,000	—
Adjusted free cash flow	$53,084	$79,841	$306,641	$287,710

IHS INC.
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASUREMENTS TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(In thousands)
(Unaudited)

	Three Months Ended November 30, 2012
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$72,882	$25,591	$16,553	$(59,550)	$55,476
Adjustments:
Stock-based compensation expense	—	—	—	30,611	30,611
Depreciation and amortization	23,417	6,019	354	1,770	31,560
Restructuring charges	3,533	1,092	124	—	4,749
Acquisition-related costs	675	—	—	—	675
Non-cash net periodic pension and postretirement expense	—	5,762	—	11,160	16,922
Adjusted EBITDA	$100,507	$38,464	$17,031	$(16,009)	$139,993

	Three Months Ended November 30, 2011
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$63,240	$27,210	$15,415	$(79,701)	$26,164
Adjustments:
Stock-based compensation expense	—	—	—	22,381	22,381
Depreciation and amortization	20,775	4,307	38	508	25,628
Restructuring charges	—	540	—	—	540
Acquisition-related costs	1,911	—	—	—	1,911
Non-cash net periodic pension and postretirement expense	—	—	—	42,538	42,538
Adjusted EBITDA	$85,926	$32,057	$15,453	$(14,274)	$119,162

	Year Ended November 30, 2012
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$262,953	$95,144	$46,042	$(196,852)	$207,287
Adjustments:
Stock-based compensation expense	—	—	—	121,543	121,543
Depreciation and amortization	88,456	22,188	1,065	6,534	118,243
Restructuring charges	13,430	3,033	366	—	16,829
Acquisition-related costs	3,929	218	—	—	4,147
Non-cash net periodic pension and postretirement expense	—	5,762	—	11,160	16,922
Adjusted EBITDA	$368,768	$126,345	$47,473	$(57,615)	$484,971

	Year Ended November 30, 2011
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$224,699	$82,314	$44,452	$(178,997)	$172,468
Adjustments:
Stock-based compensation expense	—	—	—	86,194	86,194
Depreciation and amortization	68,285	17,369	172	2,213	88,039
Restructuring charges	338	904	—	—	1,242
Acquisition-related costs	7,598	402	—	—	8,000
Non-cash net periodic pension and postretirement expense	—	—	—	44,648	44,648
Adjusted EBITDA	$300,920	$100,989	$44,624	$(45,942)	$400,591

IHS INC.
SUPPLEMENTAL INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended November 30, 2012		Three Months Ended November 30, 2011
	Pre-tax	After tax	Pre-tax	After tax
Stock-based compensation expense	$30,611	$19,803	$22,381	$14,323
Restructuring charges	$4,749	$3,209	$540	$392
Acquisition-related costs	$675	$544	$1,911	$1,549
Non-cash net periodic pension and postretirement expense	$16,922	$11,336	$42,538	$26,373
(Income) loss from discontinued operations, net	$(18)	$(11)	$400	$328

	Year Ended November 30, 2012		Year Ended November 30, 2011
	Pre-tax	After tax	Pre-tax	After tax
Stock-based compensation expense	$121,543	$78,584	$86,194	$55,692
Restructuring charges	$16,829	$11,410	$1,242	$844
Acquisition-related costs	$4,147	$3,346	$8,000	$6,566
Non-cash net periodic pension and postretirement expense	$16,922	$11,336	$44,648	$27,681
(Income) loss from discontinued operations, net	$(36)	$(19)	$(347)	$(126)